SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                 January 26, 2006
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                         Odyssey Marine Exploration, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


          Nevada                   1-31895                84-1018684
----------------------------   ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                  5215 West Laurel Street, Tampa, Florida  33069
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On January 26, 2006, the Board of Directors Odyssey Marine Exploration, Inc. (the "Company") elected Dr. David J. Bederman to serve as a Director of the Company. Dr. Bederman was elected to fill a vacancy created by an increase in the size of the Board of Directors to six members. This returns the size of the Board to the number of Directors that existed prior to the resignation of Henri Delauze in 2004.

     Dr. Bederman, age 44, has been a professor of law at Emory University in Atlanta, Georgia since 1991. At Emory University, Professor Bederman teaches in the areas of international law, admiralty law, and constitutional law. He is widely published in many areas of international law. He also has an outside law practice. In his practice, he has been involved with many cases involving maritime law and shipwreck disputes, and has represented clients in the federal courts of appeals and the U.S. Supreme Court. He has served as a legal advisor to Odyssey since 1998.

     Dr. Bederman may be named to serve on one or more committees of the Company's Board of Directors in the future. However, at this time no decisions have been made concerning his serving on any committees of the Board.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.



Dated: February 1, 2006           By:  /s/ Michael J. Holmes
                                       Michael J. Holmes, Chief Financial
                                       Officer